DIGITALFX INTERNATIONAL, INC.

June 1, 2007

Board of Directors
C J Vision Enterprises, Inc.
59 West 19th Street, 6th Floor
New York, New York 10012

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase from C J Vision Enterprises, Inc. (the “Corporation”), and the Corporation agrees to sell to the undersigned, seventy-two (72) shares of Series A Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Corporation, for a purchase price of $216,000.

DIGITALFX INTERNATIONAL, INC.

By:	/s/ Craig Ellins
Craig Ellins
President

ACCEPTED as of the 3rd day of December, 2007.

C J VISION ENTERPRISES, INC.

By:	/s/ Jonathan Bomser
Jonathan Bomser
President and Chief Executive Officer